EXECUTION COPY

                                    AGREEMENT

      AGREEMENT (the "Agreement"), dated as of May 27, 2004, by and between Encompass Group Affiliates, Inc., a Delaware corporation ("Encompass"), and Hy-Tech Technology Group, Inc., a Delaware corporation ("Hy-Tech Technology"), and Hy-Tech Computer Systems, Inc., a Delaware corporation ("Hy-Tech Computer Systems" and together with Hy-Tech Technology, "HYTT").

                                    Recitals

      WHEREAS, HYTT has been engaged in the business of supplying computer systems, components and peripherals; and

      WHEREAS, Martin Nielson is the Chairman and Chief Executive Officer of Hy-Tech Technology ("Nielson"); ------- and

      WHEREAS, HYTT has entered into a (i) memorandum of understanding (the "C-T Memorandum") with Cyber-Test, Inc. ("C-T") to acquire the assets of C-T, (ii) a memorandum of understanding (the "BCD Memorandum") with BCD 2000, Inc. ("BCD") to acquire the assets of BCD, and (iii) a memorandum of understanding (the "PMIC Memorandum" and together with the C-T Memorandum and BCD Memorandum, the "Memoranda") with Pacific Magtron International, Inc. ("PMIC") whereby PMIC would acquire the assets of HYTT; and

      WHEREAS, HYTT no longer desires to consummate the transactions contemplated under the Memoranda; and

      WHEREAS, Encompass desires to enter into negotiations with each of C-T, BCD and PMIC; and

      WHEREAS, in connection with the negotiations with each of C-T, BCD and PMIC, Encompass desires to employ Nielson as its President and Chief Executive Officer upon consummation of the transactions contemplated by the negotiations (the "Contemplated Transactions"); and

      WHEREAS, in connection with the Contemplated Transactions, Encompass desires to obtain certain rights and license certain assets from HYTT on the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

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                     ARTICLE I. MEMORANDA OF UNDERSTANDING;
                               LICENSE AGREEMENTS

      1.1 Memoranda of Understanding

            (a) HYTT and its affiliates hereby (i) acknowledge that they no longer desire to consummate the transactions contemplated by the Memoranda and have ceased all negotiations in furtherance thereof and (ii) waive any and all rights they may have, if any, with respect to Encompass' and its affiliates' pursuit of the Contemplated Transactions.

            (b) HYTT and its affiliates hereby further acknowledge that Encompass and its affiliates desire to initiate negotiations with, and pursue inquiries and solicit offers from, each of C-T, BCD and PMIC in furtherance of the Contemplated Transactions; and Encompass and its affiliates shall have the right to initiate, solicit, negotiate or pursue any such inquiry, proposal or offer relating to the Contemplated Transactions.

            (c) Neither HYTT nor any of its affiliates shall attempt to initiate, solicit, negotiate or pursue any inquiry, proposal or offer with any of C-T, BCD and PMIC relating to any acquisition and/or financing of any of the foregoing, whether by purchase of assets or stock, by merger, by consolidation or other reorganization or by any other transaction.

      1.2 Offer of Employment. Upon consummation of the Closing (as defined below), Encompass shall have the sole and exclusive right to extend an offer of employment to Nielson, to become an executive officer of Encompass and its affiliates as of the Closing, substantially on the terms and conditions contained in an employment agreement to be entered into among Nielson, and Encompass and its affiliates, the form of which is attached hereto as Exhibit "A" (the "Employment Agreement"). Prior to the Closing, HYTT shall not engage in any activity that would dissuade Nielson from accepting employment with Encompass and its affiliates. Prior to the Closing, HYTT shall release Nielson from any and all obligations under his employment agreement with HYTT, or at law. At Closing, HYTT shall waive any and all rights with respect to Nielson's employment, or the termination of Nielson's employment, including, without limitation, any restriction on his employment or his activities. On and after the Closing Date, HYTT shall not solicit, directly or indirectly, Nielson to leave the employ of Encompass or any of its affiliates. At Closing, Nielson shall resign from any and all positions as an officer and/or director of HYTT, except that Executive may remain solely as an outside director of Hy-Tech Technology, but not as Chairman of the Board.

      1.3 Non-Compete. At the Closing, Encompass and HYTT shall enter into a Non-Compete Agreement, substantially in the form of Exhibit "B" hereto (the "Non-Compete Agreement"), whereby HYTT shall agree not to compete, directly or indirectly, with the businesses of Encompass or its affiliates; provided that, for a period of three (3) months after the Closing, HYTT shall be permitted to sell, in the ordinary course of its business, any inventory of HYTT not sold on or prior to the Closing.


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The rights of Encompass and its affiliates contained in Section 1.1, Section 1.2 and Section 1.3 hereof shall be collectively referred to as the "Rights".

      1.4 License Agreements. On the Closing Date,

            (a) HYTT shall enter into a license agreement, substantially in the form of Exhibit "C" hereto (the "Customer Lists License Agreement"), with Encompass pursuant to which HYTT shall grant to Encompass an exclusive, worldwide, royalty-free, fully paid up, perpetual, non-terminable and irrevocable right and license to use, in any manner determined by Encompass or its affiliates, the customer lists of HYTT (the "Customer Lists"); and

            (b) HYTT shall enter into a license agreement, substantially in the form of Exhibit "D" hereto (the "Websites License Agreement" and together with the Customer Lists License Agreement, the "License Agreements"), with Encompass pursuant to which HYTT shall grant to Encompass an exclusive, worldwide, royalty-free, fully paid up, perpetual, non-terminable and irrevocable right and license to use, in any manner determined by Encompass, the following websites and any and all derivatives thereof and intellectual property related thereto (the "Websites"):

                  (i) www.e-hytech.com;

                  (ii) www.hy-tech.com;

                  (iii) www.pc-xpress.com;

                  (iv) www.PXCP.com; and

                  (v) www.computerliquidators.com.

      1.5 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Encompass shall assume and agree to perform, pay or discharge all liabilities and obligations of HYTT under those certain convertible debentures (the "Convertible Debentures") set forth in Schedule 1.5 hereto (the assumption of such liabilities shall be referred to herein as the "Consideration") up to an amount not to exceed $503,300, pursuant to the Assumption Agreement, substantially in the form of Exhibit "E" hereto (the "Assumption Agreement"). Except as set forth in this Section 1.5 and the Assumption Agreement, Encompass shall not assume or be responsible for any liabilities or obligations of HYTT. On and after the Closing, HYTT shall perform, pay or discharge all liabilities and obligations relating to the Rights, the License Agreements, the Release and Waiver (as defined in Section
4.1 below), and any other rights and assets of HYTT, other than the Assumed Liabilities.


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                               ARTICLE II. CLOSING

      2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street, 9th Floor, Philadelphia, Pennsylvania 19102, at 10:00 A.M., on June 1, 2004 or such other time and date as Encompass and HYTT may agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

      2.2 Deliveries by HYTT.

            (a) At the Closing, HYTT shall deliver to Encompass the following:

                  (i) an executed counterpart to each License Agreement;

                  (ii) the Customer Lists (which shall be delivered on CD Rom media in a file format that is compatible with Microsoft Excel);

                  (iii) an executed counterpart of the Non-Compete Agreement;

                  (iv) a certificate, dated the Closing Date, executed by the Secretary of Hy-Tech Technology, certifying as to Hy-Tech Technology's certificate of incorporation (which shall be certified by the secretary of state of the state of its jurisdiction of incorporation), bylaws or other governing documents and resolutions adopted by Hy-Tech Technology's board of directors with respect to the transactions contemplated hereby attached thereto;

                  (v) a certificate, dated the Closing Date, executed by the Secretary of Hy-Tech Computer Systems, certifying as to Hy-Tech Computer Systems' certificate of incorporation (which shall be certified by the secretary of state of the state of its jurisdiction of incorporation), bylaws or other governing documents and resolutions adopted by Hy-Tech Computer Systems' board of directors with respect to the transactions contemplated hereby attached thereto;

                  (vi) a certificate of good standing for each of Hy-Tech Technology and Hy-Tech Computer Systems from its jurisdiction of incorporation;

                  (vii) an opinion of Gottbetter & Partners, LLP, counsel to HYTT, dated the Closing Date, in the form attached hereto as Exhibit "F";

                  (viii) all consents, approvals and authorizations of all third parties and governmental bodies that are necessary in connection with (A) the execution and delivery by HYTT of this Agreement or the Related Instruments, and
(B) the consummation by HYTT of the transactions contemplated hereby or thereby; and


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                  (ix) all other previously undelivered documents, instruments and writings required to be delivered by HYTT to Encompass at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

      2.3 Deliveries by Buyer. At the Closing, Encompass shall deliver to HYTT the following:

            (a) the Assumption Agreement;

            (b) an opinion of Eckert Seamans Cherin & Mellott, LLC, counsel to Encompass, dated the Closing Date, in the form attached hereto as Exhibit "G"; and

            (c) all other previously undelivered documents, instruments and writings required to be delivered by Encompass to HYTT at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                        ARTICLE III. REPRESENTATIONS AND
                                   WARRANTIES

      3.1 Each party represents and warrants to the other as follows:

            (a) Organization, Etc. Each party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each party has the power and authority to conduct its business as it is currently being conducted and to own and lease the property and assets that it now owns and leases.

            (b) Authorization. Each party has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (collectively, the "Related Instruments"). The board of directors of each party has taken all action required by law, the certificate of incorporation, bylaws or other governing documents of each such party or otherwise to authorize the execution and delivery of this Agreement and the Related Instruments and the consummation of the transactions contemplated hereby and thereby.

            (c) No Violation. Neither the execution and delivery by such party of this Agreement or any of the Related Instruments, nor the consummation by such party of the transactions contemplated hereby or thereby, will (i) violate any provision of the laws of its jurisdiction of incorporation, or the certificate of incorporation, bylaws or other governing documents of such party, or (ii) violate, conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of such party's assets under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind to which such party is a party or by which such party may be bound or affected or to which any of such party's assets may be subject, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority, except, in the case of clause (ii) above, for any such event that would not, individually or in the aggregate, have a material adverse effect or prohibit or restrict the consummation of the transactions contemplated by this Agreement or the Related Instruments.


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            (d) Litigation, Orders. There are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to such party's knowledge, threatened against or affecting such party that questions the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by such party pursuant to this Agreement, at law or in equity, before or by any federal, state, local or foreign governmental authority; nor, to the knowledge of such party, is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation.

            (e) Consents and Approvals. Other than consents previously obtained, no party is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any governmental authority in connection with (a) the execution and delivery by such party of this Agreement or the Related Instruments, or (b) the consummation by such party of the transactions contemplated hereby or thereby.

            (f) No Injunction. There is no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

      3.2 Each of Hy-Tech Technology and Hy-Tech Computer Systems represents and warrants to Encompass as follows:

            (a) Websites.

                  (i) At Closing, upon release by the holders of the Convertible Debentures (the "Holders") of the liens on the assets of HYTT, HYTT shall own, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and merchantable title to, or otherwise possesses all rights necessary to use and license all Websites and all other intellectual property related thereto.


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                  (ii) No notice has been received by HYTT, and no claims have been asserted by any person, challenging or questioning the ownership, validity, enforceability or use by HYTT or any license thereof of any of the Websites and, to HYTT's knowledge, there is no valid basis for any such claim, and the use or other exploitation of the Websites by HYTT or Encompass and its affiliates does not infringe on or dilute the rights of any person; and, to HYTT's knowledge, no other person is infringing on the rights of HYTT with respect to any of the Websites.

            (b) Customer Lists.

                  (i) At Closing, upon release of the liens on the assets of HYTT by the Holders, HYTT shall own, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and merchantable title to, or otherwise possesses all rights necessary to use and license the Customer Lists and all rights related thereto.

                  (ii) The Customer Lists constitute true and accurate lists of all customers of HYTT's business; HYTT has received no notice or other communication from, and there has been no indication by, any such customer of an intention to discontinue or change the terms of its relationship with HYTT.

            (c) Convertible Debentures. The aggregate amount outstanding under the Convertible Debentures set forth on Schedule 1.5 attached hereto represents the entire amount due and owing to the Holders.

            (d) Fair Value. Each of Hy-Tech Technology's and Hy-Tech Computer Systems' boards of directors has determined that the Consideration represents fair value for the Rights, the License Agreements and the Release and Waiver.

            (e) No Brokers. Other than its engagement of Altos Bancorp, Inc., HYTT has not taken any action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.


            (f) Note Payable. That certain Promissory Note in the original principal amount of $105,000, issued in April 2002 by HYTT to Bradley Conklin, Margaret Conklin and Susan McNear (collectively, the "Note Holders"), has been paid in full and HYTT has no further obligations, and the Note Holders have no further rights, thereunder, payment or otherwise.

            (g) Disclosure.

                  (i) No representation or warranty by HYTT contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of HYTT to Encompass or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


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                  (ii) HYTT does not have knowledge of any fact that has
specific application to HYTT (other than general economic or industry conditions) that may materially adversely affect the Rights, the License Agreements and the Release and Waiver, which has not been set forth in this Agreement.

                  (iii) No investigation by, or knowledge of, Encompass or its agents shall affect the representations and warranties given by HYTT.

      3.3 Encompass represents and warrants to HYTT as follows:

            (a) Brokers. Other than its engagement of Maximum Ventures, Inc. ("Maximum"), Encompass has not taken any action that would give rise to any claim by any person for brokerage commission, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

                           ARTICLE IV. GENERAL RELEASE

      4.1 Full Release and Waiver. Each of Hy-Tech Technology and Hy-Tech Computer Systems, on behalf of itself and each of its current and former parents, subsidiaries, affiliates, officers, shareholders, directors, members, predecessors, successors, employees, agents, attorneys, assigns, heirs, executors, receivers, trustees, personal representatives and administrators (collectively, the "Related Persons"), hereby releases, waives, acquits and forever discharges Encompass and each of its Related Persons from any and all manner of actions and causes of action, lawsuits, charges, complaints, liabilities, promises, covenants, agreements, judgments, damages, expenses, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, direct or indirect, absolute or contingent (including, but not limited to, claims for attorneys' fees and expenses whatsoever), which either of Hy-Tech Technology and Hy-Tech Computer Systems and/or its Related Persons has ever had, now has, or hereafter may have against Encompass and/or its Related Persons arising out of, due to, or in any way related to this Agreement, the Related Instruments and the transactions contemplated hereby and thereby, except for Encompass' failure to perform, pay and/or discharge the Assumed Liabilities or breach of this Agreement or the License Agreements (the "Release and Waiver").

      4.2 Covenant Not to Sue. Each of Hy-Tech Technology and Hy-Tech Computer Systems, on behalf of itself and each of its Related Persons hereby covenants that neither it nor any of its Related Persons will sue Encompass or any of its Related Persons due to, or in any way related to this Agreement, the Related Instruments and the transactions contemplated hereby and thereby, except for Encompass' failure to perform, pay and/or discharge the Assumed Liabilities or for breach of this Agreement or the License Agreements.


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      4.3 Additional Documents. Each of Hy-Tech Technology and Hy-Tech Computer
Systems hereby agrees to cooperate fully and execute any and all supplementary documents and to take any and all additional actions which may be necessary or appropriate to give full force and effect to the terms and intent of the Release and Waiver.

      4.4 Third Party Beneficiaries. This Agreement shall inure to the benefit of Encompass and its Related Persons, and each of their successors and assigns, all of which are intended to be third-party beneficiaries hereunder.

      4.5 C-T, BCD, PMIC. In the event Encompass and/or its affiliates consummate a transaction with each of C-T, BCD and PMIC, effective upon the closing of each such transaction with C-T, BCD and PMIC, respectively, each of Hy-Tech Technology and Hy-Tech Computer Systems on behalf of itself and each of its Related Persons hereby releases, waives, acquits and forever discharges C-T, BCD and PMIC and each of their Related Persons from any and all manner of actions and causes of action, lawsuits, charges, complaints, liabilities, promises, covenants, agreements, judgments, damages, expenses, suits, debts, claims and demands whatsoever in law or in equity, whether known or unknown, direct or indirect, absolute or contingent (including, but not limited to, claims for attorneys' fees and expenses whatsoever), which either of Hy-Tech Technology and Hy-Tech Computer Systems and/or its Related Persons has ever had, now has, or hereafter may have against C-T, BCD and PMIC and/or any of their Related Persons arising out of, due to, or in any way related to the Memoranda and the transactions contemplated thereby.

               ARTICLE V. OTHER OBLIGATIONS OF HYTT AND ENCOMPASS

      5.1 Prohibited Actions. Between the date of this Agreement and the Closing Date, in the conduct of its business, HYTT shall not, except as otherwise agreed by Encompass in writing:

            (a) Incurrence of Liens. Subject to lien, security interest or any other encumbrance any of the Websites or Customer Lists.

            (b) Publicity; Advertisement. Except as required by law or in accordance with Section 8.1 hereof, publicize, advertise or announce to any third party, except as required pursuant to this Agreement to obtain the consent of such third party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby.


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      5.2 Additional Covenants. On and after the date hereof:

            (a) Customer Lists; Websites. HYTT shall not sell, encumber or grant a license or other right in and to, the Customer Lists and/or the Websites to any third party.

            (b) Dissolution. Neither of Hy-Tech Technology nor Hy-Tech Computer Systems will voluntarily dissolve or file for bankruptcy.

            (c) Brokers.

                  (i) HYTT shall pay, or cause to be paid, all fees and other amounts due and owing to Altos Bancorp, Inc. and its affiliates in connection with the Agreement.

                  (ii) Encompass shall pay, or cause to be paid, all fees and other amounts due and owing to Maximum in accordance with that certain Advisory Agreement, dated April 1, 2004, between and affiliate of Encompass and Maximum.

               ARTICLE VI. CONDITIONS TO OBLIGATIONS OF EACH PARTY

      6.1 The obligations of Encompass under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of HYTT contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by HYTT pursuant to this Agreement shall be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

            (b) Performance. HYTT shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by HYTT at or prior to the Closing.

            (c) Cyber Test, Inc. Encompass or an affiliate of Encompass shall have simultaneously closed the acquisition of all, or substantially all, of the assets of C-T on terms mutually agreeable to C-T and Encompass.

            (d) Employment Matters. Nielson shall have entered into the Employment Agreement.

            (e) Debenture Holders. The holders of the Convertible Debentures (the "Holders") (i) shall have agreed upon the exchange of the Convertible Debentures for preferred stock of Encompass and cash, on terms mutually agreeable to Encompass and the Holders, and (ii) shall have authorized Encompass to file financing statements with the applicable governmental authority(ies) filing offices to terminate the liens placed on the assets of HYTT by the Holders.


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            (f) Other Acquisitions. In the event the BCD Memorandum and the PMIC
Memorandum shall not have already expired by their respective terms, HYTT shall have terminated each of the BCD Memorandum and PMIC Memorandum and waived any and all rights it may have thereunder; and PMIC shall have executed a letter of intent with Encompass or an affiliate of Encompass.

            (g) Consulting Agreements. Encompass and Maximum shall have agreed on a mutually acceptable arrangement for advisory services to be provided by, and fees to be paid to, Maximum which such arrangement shall supersede any prior arrangements between Encompass and Maximum. AltosBanCorp., Inc. shall have released Encompass from any obligation with respect to the transactions contemplated by this Agreement.

            (h) Landlord; Noteholders. Each of Lee Coast Enterprises, Inc., Brad Conklin, Margaret Conklin and Susan McNear shall have delivered a release and waiver, substantially in the form of Exhibit "H" attached hereto.

      6.2 The obligations of HYTT under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Encompass contained herein, and the statements contained in any schedule, instrument, list, certificate or writing delivered by Encompass pursuant to this Agreement shall be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for any changes expressly permitted by this Agreement.

            (b) Performance. Encompass shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Encompass at or prior to the Closing.

                            ARTICLE VII. TERMINATION

      7.1 Termination of Agreement. This Agreement may be terminated:

            (i) by the mutual consent of HYTT and Encompass;


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            (ii) by HYTT or Encompass if the Closing has not taken place on or before June 8, 2004; provided, however, that no Party then in breach of any obligations hereunder shall have the right to terminate;

            (iii) by Encompass if any of the representations and warranties of HYTT contained in Article III hereof were incorrect in any material respect when made or become incorrect in any material respect; and

            (iv) by HYTT if any of the representations and warranties of Encompass contained in Article III hereof were incorrect in any material respect when made or become incorrect in any material respect.

      7.2 Limitations on Remedies. If this Agreement is terminated by HYTT or Encompass as permitted under Section 7.1 and not as a result of a breach of a representation or warranty or the failure of any party to perform its obligations hereunder, such termination shall be without liability of any party. If a party terminates this Agreement as a result of a breach of a representation or warranty by the other party or the failure of the other party to perform its obligations hereunder, the nonbreaching party shall, in addition to other remedies provided by this Agreement, at law, or in equity, be entitled to reimbursement from the breaching party for all expenses incurred by the nonbreaching party in connection with this Agreement and the transactions contemplated hereby.

                           ARTICLE VIII. MISCELLANEOUS

      8.1 Press Releases and Public Announcements. Neither Encompass, on the one hand, nor HYTT, on the other hand, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties. Encompass and HYTT shall agree upon the text of, and jointly issue, a press release or other public communication announcing the consummation of the transactions contemplated hereunder, a form of which is attached hereto as Exhibit "I".

      8.2 Further Assurances. From time to time, at Encompass' request and without further consideration, HYTT shall execute and deliver to Encompass such documents and take such other action as Encompass may reasonably request in order to consummate more effectively the transactions contemplated hereby.

      8.3 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of HYTT hereunder may not be assigned without the prior written consent of Encompass.


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      8.4 Entire Agreement, Amendments and Waiver. This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior understandings and agreements. This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

      8.5 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.6 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been received (i) on the same business day if delivered personally or by confirmed facsimile transmission, (ii) on the next business day if delivered by a reputable and nationally recognized overnight courier, and (iii) on the third business day if mailed (registered or certified mail, postage prepaid, return receipt requested), as follows:

If to Encompass :          c/o Advanced Communications Technologies, Inc.
                           420 Lexington Avenue, Suite 2739
                           New York, New York  10170
                           Attention: Wayne I. Danson
                           Facsimile No.: 646-227-1666

with a copy to:            Eckert Seamans Cherin & Mellott, LLC
                           1515 Market Street, 9th Floor
                           Philadelphia, Pennsylvania  19102
                           Attention: Gary A. Miller, Esquire
                           Facsimile No.:  215-851-8383

                                        and

                           Levinson & Lichtman, LLP
                           120 E. Palmetto Park Road, Suite 100
                           Boca Raton, FL  33432
                           Attention: Jonathan J. Lichtman, Esquire
                           Facsimile No.:  561-869-3601

If to HYTT:                Hy-Tech Technology Group, Inc.
                           1840 Boy Scout Drive
                           Ft. Myers, Florida
                           Attention: Martin Nielson
                           Facsimile No.: __________________

with a copy to:            Gottbetter & Partners, LLP
                           488 Madison Avenue, 12th Floor
                           New York, New York  10022-5718
                           Attention: Adam Gottbetter, Esquire
                           Facsimile No.: 212-400-6901


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or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

      8.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its or any other jurisdiction's conflicts of laws principles. Any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware or the federal district court for the District of Delaware, and each party hereto submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party at the address specified herein. Each party hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of such courts for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable law, that (a) the suit, action or proceeding in any such court is brought in an inconvenient forum, (b) the venue of such suit, action or proceeding is improper and (c) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      8.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

      8.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission.

      8.10 Expenses. Each party hereto will bear its own costs and expenses (including fees and expenses of legal counsel, accountants, investment bankers, brokers or other representatives or consultants) incurred in connection with this Agreement and the transactions contemplated hereby.


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      8.11 Construction. Encompass and HYTT have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


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      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the parties hereto on the date first written above.

                                       ENCOMPASS GROUP AFFILIATES, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:



                                       HY-TECH TECHNOLOGY GROUP, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:



                                       HY-TECH COMPUTER SYSTEMS, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


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                                    EXHIBIT A
                              EMPLOYMENT AGREEMENT


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                                    EXHIBIT B
                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT


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                                    EXHIBIT C
                        CUSTOMER LISTS LICENSE AGREEMENT


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                                    EXHIBIT D
                           WEBSITES LICENSE AGREEMENT


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                                    EXHIBIT E
                              ASSUMPTION AGREEMENT


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                                    EXHIBIT F
                               GOTTBETTER OPINION


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                                    EXHIBIT G
                                  ESCM OPINION


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                                    EXHIBIT H
                               RELEASE AND WAIVER


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                                    EXHIBIT I
                                  PRESS RELEASE


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                                  SCHEDULE 1.5
                             CONVERTIBLE DEBENTURES


Name and Address                                  Principal amount of Debenture
--------------------------------------------------------------------------------
KT Capital, LP                                    $100,000
237 Park Avenue South
New York, NY 10017
Attn: Jeffrey Kwit, Managing Partner
--------------------------------------------------------------------------------
David H. Boshart & Elizabeth F. Boshart           $100,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart, Bruce H. Boshart &              $100,000
 Bethany Maahs-Hoagsberg
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
David H. Boshart                                  $100,000
8504 Charter Club Circle, No. 10
Fort Myers, FL 33919
--------------------------------------------------------------------------------
Maximum Ventures, Inc.                            $103,300
1175 Walt Whitman Road
Fort Myers, FL 33907
--------------------------------------------------------------------------------
Total                                             $503,300
--------------------------------------------------------------------------------


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                                  SCHEDULE 1.6
                          ALLOCATION OF PURCHASE PRICE

Rights and Release and Waiver-$103,300
Customer Lists License Agreement-$300,000
Websites License Agreement-$100,000

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